UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 3, 2020

(Date of earliest event reported)

MINARO CORP.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	333-223963 (Commission File Number)
36-4864568 (IRS Employer Identification No.)

Yulia Lazaridou,

President and Chief Executive Officer

Kleonos 8A, Lakatameia, Cyprus, 2333

Tel. 35722000344

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 30, 2020, the Board of Directors (the “Board”) of Minaro Corp. (the “Company”), decided to dismiss Yulia Lazaridou as Secretary of the Company. The Board of Directors further decided to appoint Luis Eduardo Rodriguez Campos as a member of the Board of Directors and to positions of Secretary of the Company, effective immediately.

The Board of Directors believes that Luis Eduardo Rodriguez Campos will become a valuable asset to the Company. Luis Eduardo Rodriguez Campos has worked in the area of management for more than 12 years. His experience includes leading and connecting people of different spheres and projects of various complexity on all the stages. In addition, Luis Eduardo Rodriguez Campos has a Business Administration degree which provides him with deep understanding on business management. The Company is intending to use his proficiency on the matter for enhancing its service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 December 3, 2020

Minaro Corp

By:	/s/	Yulia Lazaridou
	Name:	Yulia Lazaridou